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                                                                  EXHIBIT 23.1.1


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to registration statement on Form S-1 of our report dated January 8, 2002, relating to the financial statements of Mewbourne Development Corporation, and our report dated March 5, 2002, relating to the balance sheet of Mewbourne Energy Partners 02-A, L.P. which appear in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                            /s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
May 30, 2002